Exhibit 24.1

A. Schulman, Inc.

Limited Power of Attorney

Registration Statement on Form S-4

KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Joseph M. Gingo, Joseph J. Levanduski and Andrean R. Horton, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents with full and several power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 and any and all amendments (including post-effective amendments and other amendment and supplements thereto) to this Registration Statement on Form S-4, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that each of said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 27th day of October, 2016.

/s/ Joseph M. Gingo	Chairman, President, and Chief Executive Officer
Joseph M. Gingo	(Director and Principal Executive Officer)

/s/ Joseph J. Levanduski	Executive Vice President, Chief Financial Officer
Joseph J. Levanduski	(Principal Financial Officer)

/s/ Kristopher R. Westbrooks	Vice President, Chief Accounting Officer, and Corporate Controller
Kristopher R. Westbrooks	(Principal Accounting Officer)

/s/ Eugene R. Allspach	Director
Eugene R. Allspach

/s/ David G. Birney	Director
David G. Birney

/s/ Gregory T. Barmore	Director
Gregory T. Barmore

/s/ Lee D. Meyer	Director
Lee D. Meyer

/s/ James A. Mitarotonda	Director
James A. Mitarotonda

/s/ Ernest J. Novak, Jr.	Director
Ernest J. Novak, Jr.

/s/ Dr. Irvin D. Reid	Director
Dr. Irvin D. Reid